SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JBHT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Our Annual Meeting of Stockholders was held on April 22, 2021. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. The following three matters were included in our proxy dated March 18, 2021 and were voted upon at the annual meeting. Final vote tabulations are indicated below:

1.         To elect Directors for a term of one (1) year:

	For	Against	Abstain	Non Votes

Douglas G. Duncan	89,484,601	3,364,654	43,713	4,122,993
Francesca M. Edwardson	90,633,812	2,119,487	139,669	4,122,993
Wayne Garrison	85,752,615	7,099,180	41,173	4,122,993
Sharilyn S. Gasaway	89,216,094	3,641,510	35,364	4,122,993
Gary C. George	81,363,063	11,486,987	42,917	4,122,993
Thad Hill	91,882,681	833,210	177,077	4,122,993
J. Bryan Hunt, Jr.	81,089,104	10,598,571	1,205,292	4,122,993
Gale V. King	90,399,602	2,224,555	268,811	4,122,993
John N. Roberts, III	90,601,135	2,250,982	40,850	4,122,993
James L. Robo	76,567,618	15,120,161	1,205,189	4,122,993
Kirk Thompson	86,043,172	6,804,953	44,842	4,122,993

2.         To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers:

For	89,854,076
Against	2,971,683
Abstain	67,209
Non Votes	4,122,993

3.         To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2021 calendar year:

For	95,903,270
Against	1,081,210
Abstain	31,481
Non Votes	-

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 22nd day of April 2021.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III
President and Chief Executive Officer
(Principal Executive Officer)

BY:	/s/ John Kuhlow
John Kuhlow
Chief Financial Officer,
Executive Vice President
(Principal Financial Officer)